NAME OF REGISTRANT:
Franklin Strategic Series
File No. 811-6243

EXHIBIT ITEM No. 77C:
Submission of matters to a vote of security holders.


FRANKLIN STRATEGIC SERIES

ACTION OF SOLE SHAREHOLDER BY WRITTEN CONSENT



The undersigned, being the sole shareholder of the Franklin Natural Resources Fund (the "Fund"), a series of Franklin Strategic Series (the "Trust"), does hereby take the following actions and does hereby consent to the following resolutions:

RESOLVED:   That the terms and conditions of the Manage-
ment Agreement dated February 24, 1992, entered into between Franklin Advisers, Inc. and the Trust, be, and it hereby is, approved for the Fund.

RESOLVED:    That the Distribution Plan pursuant to Rule
12b-1 (under the Investment Company Act of 1940), as agreed to and accepted by Franklin/Templeton Distributors, Inc.
and the Trust, to take effect at the time the Fund's Regis-
 tration Statement under the Securities Act of 1933 is declared effective by the U.S. Securities and Exchange Commission, be, and it hereby is, approved for the Fund.

By execution hereof, the undersigned shareholder waives prior notice of the foregoing action by written consent.


                                  FRANKLIN RESOURCES, INC.


Dated: June 5, 1995	        By:/s/H.E. Burns
	                                     Harmon E. Burns
               	                      Executive Vice President